As filed with the Securities and Exchange Commission on October 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Notable Labs, Ltd.

(Exact name of registrant as specified in its charter)

Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

320 Hatch Drive

Foster City, CA 94404

(415) 851-2410

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Bock

President and Chief Executive Officer

Notable Labs, Ltd.

320 Hatch Drive

Foster City, CA 94404

(415) 851-2410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Mariani, Esq. Matthew G. Jones, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 (212) 474-1000	Evan Kipperman, Esq. Michael Grundei, Esq. Elishama Rudolph, Esq. Wiggin and Dana LLP 281 Tresser Boulevard, 14th Floor Stamford, CT 06901 (203) 363-7600

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED OCTOBER 17, 2023

PROSPECTUS

Notable Labs, Ltd.

$100,000,000

Ordinary Shares

Warrants

Units

We may offer under this prospectus from time to time, at prices and on terms to be determined by market conditions at the time we make the offer, up to an aggregate of $100,000,000 of our:

●	ordinary shares;

●	warrants to purchase ordinary shares; or

●	any combination of the above, separately or as units.

We refer to our ordinary shares, warrants and units, collectively as “securities” in this prospectus.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and the prospectus supplement related to the offering of the securities.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “NTBL.” The last reported sale price of our ordinary shares on October 17, 2023 on The Nasdaq Capital Market was $4.49 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

If we sell securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement.

Effective as of October 16, 2023, we filed an amendment to our amended and restated articles of association to effect (i) an increase to our registered share capital by NIS 10,000,000 and the creation of an additional 1,000,000,000 ordinary shares and (ii) a reverse share split of our issued and outstanding ordinary shares by a ratio of 35 to 1. Except as otherwise indicated, all share and per share prices in this prospectus have been adjusted to reflect the reverse share split and the share capital increase. Following the reverse share split, our authorized share capital is NIS 12,000,000 divided into 34,285,714 ordinary shares, par value NIS 0.35 per share. Immediately following the closing of the Merger (as defined below), there were approximately 8,963,501 of our ordinary shares outstanding.

The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 5 of this prospectus and in our most recent Annual Report on Form 10-K and in our Registration Statement on Form S-4 (File No. 333-271826), filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 11, 2023, as amended (the “Form S-4”), which are incorporated by reference in this prospectus, as well as the risk factors that are incorporated by reference into this prospectus from any other filing we make with the SEC and any amendment or supplement to this prospectus.

None of the U.S. Securities and Exchange Commission, the Israeli Securities Authority or any state or other foreign securities commission have approved or disapproved of these securities or passed upon the adequacy, completeness or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023.

TABLE OF CONTENTS

Prospectus

i

About This Prospectus

This prospectus is part of a shelf registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”).

Under this shelf registration process, we may offer the securities described in this prospectus from time to time at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, to the extent applicable.

Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. As of the date of filing this registration statement, we have no specific plans for selling the securities registered hereunder.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or any free writing prospectus may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus, including the information incorporated by reference into this prospectus, and the applicable prospectus supplement or any free writing prospectus together with additional information incorporated by reference herein as described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

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We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We own various trademark registrations and applications, and unregistered trademarks, including our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, the terms “Notable,” “NTBL,” “we,” “our,” “the Company” and “us” refer to Notable Labs, Ltd., an Israeli corporation, and its consolidated subsidiaries. Notable Labs, Ltd. was formerly known as Vascular Biogenics Ltd. prior to its name change on October 16, 2023, and accordingly, unless otherwise specified or the context requires otherwise, (i) references in this prospectus and the documents incorporated by reference herein to Vascular Biogenics Ltd., VBL or the combined organization refer to Notable Labs, Ltd. and (ii) reference in the documents incorporated by reference herein to Notable refer to Notable Labs, Inc., a Delaware corporation, which, upon consummation of the Merger (as defined below) became a wholly owned subsidiary of Notable Labs, Ltd.

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Prospectus Summary

The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in deciding whether or not you should invest in any of our securities. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the caption “Risk Factors” herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent annual report on Form 10-K on file with the SEC and any amendments thereto. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Notable Labs, Ltd., formerly known as Vascular Biogenics Ltd., is a clinical-stage platform therapeutics company developing predictive precision medicines for patients with cancer. Through its proprietary Predictive Precision Medicines Platform (“PPMP”), Notable bio-simulates a cancer treatment to predict whether or not a patient is likely to respond to that specific therapeutic. Notable’s PPMP is designed to identify and select patients expected to be clinically responsive prior to their treatment and thus potentially enable fast-track clinical development in this patient population. By working to advance and expand the reach of the PPMP across diseases and predicted medical outcomes, Notable aims to be the leader in precision medicine and revolutionize the way patients seek and receive treatments that work best for them – patient by patient and cancer by cancer. Notable believes it has created a targeted in-licensing and development or co-development strategy for investigational compounds that have shown clinical activity to deliver a product’s medical impact and commercial value faster, higher, and with a greater likelihood of success when compared with traditional drug development. Although the performance of Notable’s PPMP has demonstrated success in predicting the outcome of approved, standard of care agents, the development of investigational therapies such as volasertib utilizing the PPMP still carries substantial risks, including Notable’s limited experience in drug discovery and development, and the platform may never result in the regulatory approval of a drug candidate or do so with greater speed, value or success. Furthermore, clinical response alone does not guarantee that Notable’s product candidates will demonstrate clinical efficacy or that they will prove to be safe as required to receive FDA or similar regulatory approval. For a further description of Notable’s business as of the date of this prospectus, see the section “Notable Business” in the Form S-4.

Company Information

On February 22, 2023, the Company, then known as Vascular Biogenics Ltd., entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Notable Labs, Inc., a Delaware corporation (“Old Notable”), and Vibrant Merger Sub, Inc., a direct, wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Old Notable would be merged with and into Merger Sub, with Old Notable continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

Prior to the closing of the Merger, Vascular Biogencis Ltd. had one product candidate, VB-601, which is a targeted antibody for immune-inflammatory applications. On October 16, 2023, the Company completed the sale of VB-601 and MOSPD2 related assets (the “VB-601 Asset”) to Immunewalk Therapeutics Inc. (“Immunewalk”), pursuant to the terms of an Asset Purchase Agreement dated as of October 1, 2023, between the Company and Immunewalk (the “Asset Purchase Agreement”). Under the Asset Purchase Agreement, Immunewalk agreed to pay an upfront cash payment of $250,000 to the Company at the closing and additional payments of up to $4.75 million upon the achievement of clinical and commercial milestones by Immunewalk, its Affiliates (as defined therein) or Licensees (as defined therein), plus additional royalties on the terms set forth in the Asset Purchase Agreement.

On October 16, 2023, Notable announced the closing of the Merger. At the closing of the Merger, each outstanding share of Old Notable’s common stock converted into the right to receive Vascular Biogencis Ltd.’s ordinary shares at an exchange ratio of 0.0629 ordinary shares of Vascular Biogenics Ltd. for each share of common stock of Old Notable. Immediately following the closing of the Merger, there were approximately 8,963,501 ordinary shares of Notable outstanding, with pre-Merger Vascular Biogenics Ltd. shareholders owning approximately 75.2% and pre-Merger Old Notable stockholders owning approximately 24.8% of the outstanding ordinary shares of Notable, respectively. Effective upon the closing of the Merger, Vascular Biogenics Ltd. was renamed “Notable Labs, Ltd.” and its ordinary shares are currently trading on The Nasdaq Capital Market under the symbol “NTBL.”

3

Prior to the closing of the Merger, Vascular Biogenics Ltd. was out of compliance with The Nasdaq Stock Market LLC’s (“Nasdaq”) minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2). On October 9, 2023, the Nasdaq Hearings Panel issued its decision (the “Decision”) to grant Vascular Biogenics Ltd. a temporary exception to regain compliance with Nasdaq Listing Rule 5550(a)(2). The Decision required, among other things, that Vascular Biogenics Ltd. demonstrate compliance with the minimum bid price requirement for initial listing and satisfy all other requirements for initial listing on Nasdaq. While Notable expects to comply with each of these requirements following the closing of the Merger, there can be no assurance that Notable will meet Nasdaq’s initial listing requirements.

Our principal executive office is located at Notable Labs, Ltd., 320 Hatch Drive, Foster City, CA 94404 and our telephone number is (415) 851-2410. Our internet address is www.notablelabs.com. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Risk Factors (see page 5)

We are subject to various risks associated with our business and our industry. These risks include the following:

●	Prior to the closing of the Merger, Vascular Biogenics Ltd. has never generated any revenue from product sales and Old Notable has generated only limited revenue since inception, and the combined organization may never be profitable;

●	The Company’s failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of the Company’s ordinary shares;

●	If the Company is unable to generate successful results from clinical studies of its product candidates, or experiences significant delays in doing so, its business may be materially harmed;

●	The Company’s product candidates may exhibit undesirable side effects when used alone or in combination with other approved pharmaceutical products or investigational new drugs, which may delay or preclude further development or regulatory approval, or limit their use if approved;

●	The Company may not be successful in its efforts to identify or discover potential product candidates;

●	Even if the Company completes the necessary preclinical studies and clinical trials, it cannot predict whether or when it will obtain regulatory approval to commercialize a product candidate;

●	The Company faces significant competition from other biotechnology, therapeutics and pharmaceutical companies and its operating results will suffer if it fails to compete effectively;

●	The commercial success of the Company’s product candidates will depend upon the acceptance of these product candidates by the medical community, including physicians, patients and healthcare payors;

●	If the Company fails to comply with health and safety laws and regulations, it could incur costs that could have a material adverse effect on the success of its business;

●	The Company relies on third-party manufacturers to produce the supply of the Company’s preclinical product candidates, and the Company intends to rely on third parties to produce future clinical supplies of product candidates that the Company advances into clinical trials and commercial supplies of any approved product candidates;

●	If the Company is unable to obtain or protect intellectual property rights related to its current and future products and product candidates and trade secrets, it may not be able to compete effectively in its markets;

●	Recent and future healthcare legislation may further impact the Company’s business operations;

●	The Company’s stock price is expected to be volatile, and the market price of its ordinary shares may drop following the Merger;

●	The Company will need to raise additional financing in the future to fund its operations, which may not be available to it on favorable terms or at all; and

●	The Company’s management will have limited public company experience and will be subject to additional regulatory compliance requirements that must be managed effectively.

4

Risk Factors

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the risk factors described under the heading “Risk Factors” in the Form S-4, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference in this prospectus, and in subsequent reports that we file with the SEC. You should carefully consider these risks together with the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities. If any of these risks actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose all or part of your investment.

5

Note Concerning Forward-Looking Statements

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act. You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. Our actual results and performance may differ materially from those expressed in such forward-looking statements. Forward-looking statements that express our beliefs, plans, objectives, assumptions, future events or performance may involve estimates, assumptions, risks and uncertainties. Such risks and uncertainties are discussed in this prospectus under the heading “Risk Factors,” and in our other filings with the SEC. You should read and interpret any forward-looking statements together with these documents. Forward-looking statements often, although not always, include words or phrases such as the following: “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “intends,” “plans,” “projection” and “outlook.”

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing.

In addition, statements that “we believe,” “Notable believes” and similar statements are based upon information available as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of the Company could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date on which the statements were made. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law.

6

Selected Financial Data

On October 16, 2023, we effected a reverse share split of our issued and outstanding ordinary shares by a ratio of 35 to 1. Following the reverse share split, our authorized share capital is NIS 12,000,000 divided into 34,285,714 ordinary shares, par value NIS 0.35 per share. Any fraction of an ordinary share that would otherwise have resulted from the reverse share split was rounded up to the next whole number.

The following selected financial data has been derived from our historical audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2023, and our historical unaudited financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2023 and August 14, 2023, each of which is incorporated by reference herein, as adjusted to reflect the 35-to-1 reverse share split for all periods presented (but does not otherwise give pro forma effect to the Merger and does not, for the avoidance of doubt, take into account any of the results of operations of Old Notable for the periods presented).

As reported

	Year Ended December 31,
	2022	2021
	U.S. dollars in thousands
Net loss and comprehensive loss	$32,304	$29,920
	U.S. dollars
Net loss per ordinary share
Basic and diluted	$0.42	$0.45

	Number of shares
Weighted average ordinary shares outstanding
Basic and diluted	77,554,740	66,346,506

	Three Months Ended March 31,
	2023	2022
	U.S. dollars in thousands
Net loss and comprehensive loss	$2,639	$10,428
	U.S. dollars
Loss per ordinary share
Basic and diluted	$0.03	$0.13

	Number of shares
Weighted average ordinary shares outstanding
Basic and diluted	77,800,117	77,386,967

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	U.S. dollars in thousands		U.S. dollars in thousands
Net loss and comprehensive loss	$874	$9,434	$3,513	$19,862
	U.S. dollars		U.S. dollars
Loss per ordinary share
Basic and diluted	$0.01	$0.12	$0.04	$0.26

	Number of shares		Number of shares
Weighted average ordinary shares outstanding
Basic and diluted	78,393,524	77,398,939	78,098,460	77,392,922

As adjusted for 35 to 1 reverse share split

	Year Ended December 31,
	2022	2021
	U.S. dollars in thousands
Net loss and comprehensive loss	$32,304	$29,920
	U.S. dollars
Loss per ordinary share
Basic and diluted	$14.58	$15.78

	Number of shares
Weighted average ordinary shares outstanding
Basic and diluted	2,215,850	1,895,614

	Three Months Ended March 31,
	2023	2022
	U.S. dollars in thousands
Net loss and comprehensive loss	$2,639	$10,428
	U.S. dollars
Loss per ordinary share
Basic and diluted	$1.19	$4.72

	Number of shares
Weighted average ordinary shares outstanding
Basic and diluted	2,222,860	2,211,056

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	U.S. dollars in thousands		U.S. dollars in thousands
Net loss and comprehensive loss	$874	$9,434	$3,513	$19,862
	U.S. dollars		U.S. dollars
Loss per ordinary share
Basic and diluted	$0.39	$4.27	$1.57	$8.98

	Number of shares		Number of shares
Weighted average ordinary shares outstanding
Basic and diluted	2,239,815	2,211,398	2,231,384	2,211,226

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Use of Proceeds

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities under this prospectus for general corporate purposes. From time to time, we may evaluate the possibility of acquiring businesses, products, equipment tools and technologies, and we may use a portion of the proceeds as consideration for such acquisitions. Until we use net proceeds for these purposes, we may invest them in interest-bearing securities.

8

Description of Share Capital

General

Our authorized share capital consists solely of 34,285,714 ordinary shares, par value NIS 0.35 per share, with approximately 8,963,501 ordinary shares outstanding as of October 16, 2023. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies (“IROC”) is 51-289976-6. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Voting Rights and Conversion

All ordinary shares will have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power present and voting at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our amended and restated articles of association, our board of directors must consist of not less than three, not including two external directors, but no more than nine directors (including the external directors). Pursuant to our amended and restated articles of association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law 5759-1999 (the “Companies Law”), the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. Each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal by a vote of the majority voting power of our shareholders at a general meeting of our shareholders or until his or her office expires by operation of law, in accordance with the Companies Law. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

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Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may otherwise only distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power. One or more shareholders, holding 1% or more of the outstanding voting power, may ask the board to add an item to the agenda of a prospective meeting, if the proposal merits discussion at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	a merger; and

●	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

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The Companies Law and our amended and restated articles of association require that a notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Companies Law and our amended and restated articles of association, shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of one holder of at least 33 1/3% of the total outstanding voting rights present in person, by proxy or written ballot. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time or date if so specified in the notice of the meeting. At the reconvened meeting, one holder of at least 33 1/3% of the total outstanding voting rights present in person, by proxy or written ballot, shall constitute a lawful quorum.

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote of the voting power present and voting at the applicable shareholders meeting, in person or by proxy, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires, the approval of our audit committee, our board of directors and a special majority, in that order. Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority vote of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. An exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to: minutes of our general meetings; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with IROC or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association.

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Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, provided that there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, provided that there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) outstanding shares representing at least 5% of the voting power of the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

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Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shareholders, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders. A “Special Majority” approval constitutes shareholder approval by a majority vote of the shares present and voting at a meeting of shareholders called for such purpose, provided that either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such compensation arrangement; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation arrangement and who vote against the arrangement does not exceed 2% of the company’s aggregate voting rights.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the target company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with IROC and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Companies Law allow us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law as described above in “—Voting Rights.”

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Borrowing Powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Warrants

As of the date hereof, warrants to purchase 113,569 ordinary shares were issued and outstanding at a weighted average exercise price of $94.91 per ordinary share. 94,998 warrants expire on June 30, 2032, and 18,571 pre-funded warrants have no expiration date.

Transfer Agent and Registrar

Our transfer agent in the United States is Equiniti Trust Company.

Listing

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “NTBL.”

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Description of Warrants

We may issue warrants, options or rights to purchase our equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which the prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and U.S. federal income tax consequences;

●	the anti-dilution provisions of the warrants; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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Description of Units

We may issue units comprised of ordinary shares and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable Israeli and U.S. federal income tax considerations relating to the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

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The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity in any provisions of the governing unit agreement that differ from those described below;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to make any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose. These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

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Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

●	The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

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Plan of Distribution

We may sell securities under this prospectus in offerings:

●	through one or more underwriters or dealers;

●	through other agents;

●	directly to holders of our securities pursuant to subscription rights distributed to holders of our securities; or

●	directly to investors.

We may price the securities we sell under this prospectus:

●	at a fixed public offering price or prices, which we may change from time to time;

●	at market prices prevailing at the times of sale;

●	at prices calculated by a formula based on prevailing market prices;

●	at negotiated prices; or

●	in a combination of any of the above pricing methods.

If we use underwriters for an offering, they will acquire securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions and except as otherwise set forth in the applicable prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. Only underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

We may also sell securities directly or through agents. We will name any agent involved in an offering and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agents will act on a best-efforts basis.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Underwriters or agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may also use underwriters or agents with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement.

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An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

All securities we offer, other than ordinary shares, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of the applicable underwriting sales or distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, our ordinary shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The agreement will provide that any ordinary shares sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of such agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares. The terms of each such agreement will be described in a prospectus supplement.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

The aggregate net proceeds to us from the sale of ordinary shares will be the purchase price of such ordinary shares less any discounts, concessions or commissions.

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Foreign Exchange Controls and Other Limitations

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the ordinary shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Taxation

U.S. federal income tax considerations for U.S. holders

The applicable prospectus supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Israeli taxation

Our most recent Annual Report on Form 10-K, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Israeli tax consequences that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any Israeli tax considerations relating to the securities covered by such prospectus supplement.

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Enforceability of Civil Liabilities and OTHER MATTERS

We are incorporated under the laws of the State of Israel and maintain our principal executive office in the United States. Service of process upon our directors and officers, some of whom reside outside of the United States, and the Israeli experts named in this registration statement, who reside outside of the United States, may be difficult to obtain within the United States.

We have been informed by our legal counsel in Israel, Meitar Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment was given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

For further information regarding enforceability of civil liabilities against us and other persons, see the discussions in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, incorporated by reference in this prospectus, under the caption “Risk Factors—Risks Related to Our Incorporation and Operations in Israel—It may be difficult to enforce a U.S. judgment against us, our officers and directors and the Israeli experts named in this document in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors and these experts.”

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Legal Matters

The validity of the securities offered in this prospectus will be passed upon for us by Meitar Law Offices, our Israeli counsel, and by Cravath, Swaine & Moore LLP, our U.S. counsel. Any underwriters will be advised with respect to other issues relating to any offering by their own legal counsel.

Experts

The financial statements of Vascular Biogenics Ltd. as of December 31, 2022 and December 31, 2021 and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Notable Labs, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in auditing and accounting.

Where You Can Find More Information

This prospectus includes and incorporates by reference additional information and exhibits. We file annual, quarterly and special reports, proxy statements, registration statements and other information with the SEC. Our SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also access any document we file with the SEC through the Investor Relations section of our website, which is located at www.notablelabs.com/sec-filings. Information on our website is not incorporated by reference into this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC.

This prospectus will be deemed to incorporate by reference the following documents previously filed by us with the SEC (but not portions of such reports that are “furnished” under items 2.02 or 7.01 of any Form 8-K which are not deemed filed under the Exchange Act):

●	our Annual Report on Form 10-K for the year ended December 31, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 15, 2023 and August 14, 2023, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 16, 2023, February 23, 2023, March 1, 2023, March 9, 2023, September 1, 2023, September 6, 2023, September 18, 2023, October 2, 2023, October 10, 2023, October 12, 2023 and October 16, 2023; and

●	the following sections from the Registration Statement on Form S-4 filed on May 11, 2023, as amended: “Risk Factors,” “Management Prior to and Following the Merger—Executive Officers and Directors Following the Merger,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Notes to the Unaudited Pro Forma Condensed Combined Financial Information,” “Notable Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “VBL Business,” “Notable Business,” “Principal Shareholders of Combined Organization,” and the audited financial statements of Notable Labs, Inc. as of and for the years ended December 31, 2022 and December 31, 2021 and the unaudited interim financial statements of Notable Labs, Inc. as of June 30, 2023 and for the three and six months ended June 30, 2023 and June 30, 2022.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Notable Labs, Ltd., 320 Hatch Drive, Foster City, CA 94404, (415) 851-2410. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at: Notable Labs, Ltd., 320 Hatch Drive, Foster City, CA 94404, Attn: Scott McPherson, telephone number: (415) 851-2410. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

23

Up to $100,000,000

Ordinary Shares

Warrants

Units

PROSPECTUS

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee		$14,760
Nasdaq listing fee		*
FINRA filing fee		*
Transfer agent and registrar and depositary fees		*
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
	$	*

*	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Under the Israeli Companies Law 1999 (the “Companies Law”), a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in the company’s articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law, a company may indemnify an office holder for the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking given by the company in advance of the act or following the act, provided its articles of association authorize such indemnification:

●	a monetary liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount, or according to criteria, determined by the board of directors as reasonable under the circumstances. Such undertaking shall detail the foreseen events and amount or criteria mentioned above;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent (mens rea); and (2) in connection with a monetary sanction; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent (mens rea).

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In addition, under the Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder, if and to the extent provided in the company’s articles of association:

●	a breach of a duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; and

●	a monetary liability imposed on the office holder in favor of a third party.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or penalty levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Companies Law.

We have entered into indemnification and exculpation agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by the Companies Law and undertaking to indemnify them to the fullest extent permitted by the Companies Law.

We are not aware of any pending or threatened litigation or proceeding involving any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1	Articles of Association of the registrant, as currently in effect.
4.1*	Form of Warrant Agreement (including form of warrant certificate).
4.2*	Form of Unit Agreement (including form of unit certificate).
5.1	Opinion of Meitar Law Offices, Israeli counsel to the registrant.
5.2	Opinion of Cravath, Swaine & Moore LLP, U.S. counsel to the registrant.
23.1	Consent of Meitar Law Offices (included in Exhibit 5.1).
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).
23.3	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Ltd., Independent Registered Public Accounting Firm.
23.4	Consent of Deloitte & Touche LLP, Independent Auditors.
24.1	Power of Attorney (included on the signature page hereof).
107	Filing Fee Table.

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

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Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Foster City, California, on October 17, 2023.

Notable Labs, Ltd.

By:	/s/ Thomas Bock
Thomas Bock
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Bock and Scott A. McPherson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Bock	President and Chief Executive Officer	October 17, 2023
Thomas Bock	(Principal Executive Officer) and Director

/s/ Scott A. McPherson	Chief Financial Officer (Principal Financial	October 17, 2023
Scott A. McPherson	Officer and Principal Accounting Officer)

/s/ Peter Feinberg	Director	October 17, 2023
Peter Feinberg

/s/ Michele Galen	Director	October 17, 2023
Michele Galen

/s/ Tuomo Pätsi	Director	October 17, 2023
Tuomo Pätsi

/s/ Michael Rice	Director	October 17, 2023
Michael Rice

/s/ Thomas I. H. Dubin	Director	October 17, 2023
Thomas I. H. Dubin

/s/ Thomas Graney	Director	October 17, 2023
Thomas Graney